Exhibit 10.8

REVOLVING LINE OF CREDIT NOTE

FOR VALUE RECEIVED, Clyra Medical Technologies, Inc.,  a California  corporation (“Borrower”) promises to pay to Vernal Bay Capital Group, LLC, a California limited liability company (the “Lender”), or to order, the principal sum of One Million Dollars ($1,000,000) or the aggregate unpaid principal amount of all Advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement dated June 30, 2020 (the “Loan Agreement”), together with interest thereon from the date each advance is made until paid in full. All capitalized terms used in this Revolving Line of Credit Note (this “Promissory Note”) shall have the meaning given to them in the Loan Agreement.

1.     Maturity.   Unless otherwise accelerated pursuant to the Loan Agreement, the principal, any unpaid accrued interest and other charges and fees, shall be due and payable one (1) year from the Effective Date (the “Maturity Date”).  Notwithstanding the foregoing, the entire unpaid principal sum of this Promissory Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the Event of Default as set forth in the Loan Agreement.

2.     Payments Prior to Maturity. For the first 180 days after the Effective Date, no later than the 10th day of the month, Borrower shall pay to Lender an amount equal to thirty percent (30%) of Gross Product Sales for the prior month, and after 180 days, it shall pay sixty percent (60%) of Gross Product Sales, for the purpose of repaying principal, interest, and other amounts due to Lender hereunder.

3.     Interest.  All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of fifteen percent (15%) simple interest per annum (the “Interest Rate”). Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed. In addition to the payments made pursuant to Section 2 above, Borrower shall make monthly payments to Lender on the tenth day of each calendar month equal to all accrued interest for the immediately preceding month.

4.     Default Interest.  Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder or the Loan Agreement, the Interest Rate shall immediately increase to the lesser of ten percent (10%) over the Interest Rate set forth in Section 3 above or the highest rate allowable under applicable law, and shall continue at such rate, both before and after judgment, until all amounts due under this Note and the Loan Agreement have been repaid in full and all of Borrower’s other obligations to Lender under the Loan Documents have been fully paid and discharged.

5.     Interest Payments; Repayment.  Interest on the then outstanding principal balance shall be payable on a monthly basis commencing 30 days after the Effective Date, and continuing each month thereafter.   The entire unpaid principal balance, together with any unpaid accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date.  Payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America.  All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate.

6.     Prepayment.  Borrower may pre-pay the sums due under this Promissory Note, in whole or in part, at any time from time to time, without penalty or premium, subject to the requirements provided in the Loan Agreement.

7.     Collateral; Security.  As security for all obligations of Borrower to Lender, the Loan Agreement and this Promissory Note shall be secured by the inventory of the Borrower. In order to facilitate the Security for this Credit Line the Borrower shall file a UCC-1 in the name of the Borrower to be held as Security.  In case of an Event of Default the Lender may foreclose on the collateral.

8.     Default.  Upon and after the occurrence of an Event of Default (as set forth in the Loan Agreement), this Note may, at the option of Lender and without further demand, notice or legal process of any kind, be declared by Lender, and in such case shall immediately become, due and payable.

9.     Waiver.  Demand, presentment, protest and notice of non-payment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.  Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon, or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

10.     Transfer; Successors and Assigns. The terms and conditions of this Promissory Note shall inure to the benefit of Lender and its assigns and be binding upon Borrower and its successors. This Note is intended to be a negotiable instrument, and Lender may assign this Note upon surrender of the original Promissory Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer pursuant to the California Commercial Code. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered Lender of this Promissory Note.

11.     Governing Law. This Promissory Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Any dispute related to this Note shall be resolved exclusively by arbitration in accordance with the Loan Agreement.

12.     Notices. All notices, requests, demands and other communications under this Promissory Note, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or three (3) business days after mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as set forth in the Loan Agreement or otherwise known by the holder hereof as the last known address of Borrower.

13.     Amendments and Waivers.  The terms of this Note may be amended only in writing signed by Borrower and Lender. This Note, together with the Loan Agreement, constitutes and contains the entire agreement between and among the parties regarding the subject matter hereof, and supersedes and replaces all prior agreements, promises and understandings, whether written or oral, proposed or otherwise, regarding the subject matter hereof.

14.     Action to Collect on Note. If action is instituted to collect on this Promissory Note, the Borrower promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

15.     Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Promissory Note or any Promissory Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Promissory Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Promissory Note a new Note of like tenor.

IN WITNESS WHEREOF, this Revolving Line of Credit Note is executed as of June 30, 2020.

Borrower

Clyra Medical Technologies, Inc.
/s/Steven V. Harrision
By: Steven V. Harrison, President